CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated July 14, 2010 appearing in the Annual Report on Form 10-K of Americas Energy Company-AECo for the year ended March 31, 2010 and to the reference to our Firm in this Registration Statement.

/s/Weaver & Martin LLC Weaver & Martin LLC Kansas City, Missouri August 12, 2010